Exhibit 10.3

For Settlement Purposes Only-Without Prejudice

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") dated December 2, 2019

AMONG:

Zomedica Pharmaceuticals Corp.,

a corporation formed and governed under the laws of the Province of Alberta, with a municipal address of 100 Phoenix Dr. Suite 190, Ann Arbor, Ml 48108 (the "Parent'')

-AND-

Zomedica Pharmaceuticals, Inc.,

a corporation formed and governed under the laws of the State of Delaware, with a municipal address of 100 Phoenix Dr. Suite 190, Ann Arbor, Ml 48108 (the "Company")

-AND-

Gerald Solensky Sr.,

an individual residing at

4764 Old Orchard Trail, Orchard Lake Village, MI 48324

(the "Contractor"),

BACKGROUND:

A.	The Contractor previously served as an officer of the Company and the Parent and was employed by the Parent pursuant to an agreement dated on or about December 1, 2016, as amended, hereinafter referred to as "Employment Agreement"

B.	The Contractor has tendered his resignations as an officer of the Company and the Parent.

C.	The Employment Agreement has been terminated and all amounts owing thereunder (whether by contract or operation of law) will be settled in full.

D.	The Company believes the Contractor has the necessary qualifications, experience and abilities to provide certain services to the Company, as set forth in this Agreement.

E.	The Contractor is agreeable to providing the Services described herein to the Company on the terms and conditions set out in this Agreement

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which considerations is hereby acknowledged, the Parent, the Company and the Contractor (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

Services Provided

1.	The Company hereby agrees to engage the Contractor as an independent contractor to provide the Company with professional and advisory services as may reasonably be requested by the Chief Executive Officer or Chairman, and as may be agreed upon by Contractor (the “Services”). Services may include advice and assistance in relation to the transition of the Company and the Parent to a new Chief Executive Officer. In providing the Services, the Contractor shall act in good faith with due care, skill and diligence and shall provide the Services in a timely fashion in accordance with reasonable requirements of the Company.

Terms of Agreement

2.	The term of this Agreement (the "Term") will begin on the date this Agreement is signed by all Parties.
3.	In the event that any Party wishes to terminate this Agreement at any time, the Party will be required to provide 10 days written notice to the other Party, following which this Agreement shall be deemed to have been terminated; provided that the Parent and the Company may not exercise this termination right prior to December 21, 2020.
4.	The parties will adhere to the terms of the Separation Agreement between Consultant and the Parent dated December 2, 2019, and nothing in this Agreement supersedes or replaces any term or provision of the Separation Agreement or any provision of the Employment Agreement that survives termination of the Employment Agreement.

Currency

5.	Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in US Dollars.

Compensation

6.	For the Services rendered by the Contractor as required by this Agreement, the Company will provide compensation (the "Compensation") to the Contractor of $150 per hour.

7.	The Company will be invoiced monthly.

8.	The Contractor shall be responsible for all taxes payable as a result of the provision of the Services or which arise out of this Agreement.

9.	Invoices submitted by the Contractor to the Company are due within 60 days of receipt.

Reimbursement of Expenses

10.	The Contractor will be reimbursed for any expenses, including travel, supplies and fees reasonably incurred in connection with providing the Services under this Agreement with prior approval from the Company (such approval not to be unreasonably withheld).

Return of Property

11.	Upon the expiry or termination of this Agreement, or upon the written request of the Company, the Contractor shall return to the Company any property, documents, records, or confidential information which is the property of the Company or the Parent.

Confidentiality and Non-Competition

12.	The Parties agree that:

(a)       the confidentiality obligations of the Executive (as defined in the Employment Agreement) as provided in Article 10 of the Employment Agreement shall apply, mutatis mutandis, to the Contractor under this Agreement; and

(b)        the non-solicitation provisions in Article 11 of the Employment Agreement shall continue to apply in accordance with their terms, and shall not be modified as a result of this Agreement.

Capacity/lndependent Contractor

13.	In providing the Services under this Agreement, it is expressly agreed that the Contractor is acting as an independent contractor and not as an employee. The Contractor and the Company acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service. Neither party to this Agreement has any authority to bind or commit the other without that party's prior written consent nor will one party's acts or omissions be deemed the acts of the other. The Company shall carry no workers' compensation insurance or any health or accident insurance to cover Contractor. The Company shall not pay any contributions to Social Security, unemployment insurance, international, federal, state, or local withholding taxes, or provide any other contributions or benefits that might be expected in an employer-employee relationship and Contractor expressly waives any right to such participation or coverage.

Notices

14.	All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties of this Agreement as follows:

a.	Zomedica Pharmaceuticals, Corp. 100 Phoenix Dr. Suite 190

Ann Arbor, Ml 48108

b.	Gerald Solensky Jr.

4764 Old Orchard Trail

Orchard Lake Village, MI 48324

Or to such other address as any Party may from time to time notify the other.

Miscellaneous

15.	This Agreement (a) shall be governed by and construed in accordance with the laws of the State of Michigan, and the Parties irrevocably attorn to the jurisdiction of courts of competent jurisdiction in the State of Michigan, (b) may not be assigned, amended, waived or modified except by a writing signed by each Party (or, with respect to a waiver, the Party against whom such waiver is asserted), (c) may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, (d) represents the entire agreement between the Parties with respect to the subject matter of this Agreement, (e) is not intended to be enforceable by any person who is not a Party to this Agreement, (f) shall be binding upon the Parties and their respective heirs, administrators, successors and permitted assigns; and (g) shall be deemed the work product of both Parties, and may not be construed against any Party by reason of its drafting or preparation. This Agreement, and any rights and obligations hereunder, may not be assigned by a Party without the prior written consent of the other Party, which may be withheld for any reason. From time to time, at the reasonable request of any Party and without further consideration, each Party shall execute and deliver such additional documents as may be necessary or appropriate to consummate and make effective, in the most expeditious manner, the transactions contemplated by this Agreement. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect, to the extent not invalid or unenforceable.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date and year first above written.

Zomedica Pharmaceuticals Corp. (the Parent)	Zomedica Pharmaceuticals Inc. (the Company)

By: /s/Shameze Rampertab	By: /s/Shameze Rampertab
Name: Shameze Rampertab	Name: Shameze Rampertab

Title: CFO	Title:CFO

Per:/s/Gerald Solensky, Jr.

Gerald Solensky Jr.